                                                                   EXHIBIT 1(dd)

                             ARTICLES SUPPLEMENTARY

                                       OF

                           PACIFIC HORIZON FUNDS, INC.

                  PACIFIC HORIZON FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified One Hundred Fifty Million (150,000,000) shares of authorized and unissued capital stock of the Corporation, previously unclassified, as follows:

                                                     Number of Shares
                  Classified Shares                  Reclassified
                  -----------------                  ------------

                  Class M-Special Series 7             50,000,000

                  Class N-Special Series 7             50,000,000

                  Class O-Special Series 7             50,000,000


         pursuant to resolutions adopted by the Board of Directors of the Corporation at the Regular Meeting of the Board of Directors held on October 29, 1996.

                           SECOND: Pursuant to Article VI, Section (5) of the Charter, the shares of Common Stock newly reclassified hereby shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

                  1. ASSETS BELONGING TO A CLASS. All consideration received by the Corporation for the issue and sale of such Class M-Special Series 7, Class N-Special Series 7 and Class O-Special Series 7 (collectively, the "Special Series 7" shares) shall be invested and reinvested with the consideration received by the Corporation for the issue and sale of all other shares now or hereafter classified with the same alphabetical designation as the particular Special Series 7 shares (a "Common Stock Group") (irrespective of whether said shares have been classified as a part of a series of said Common Stock Group and, if so classified as a part of a series, irrespective of the particular series classification), along with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation allocated to the particular Common Stock Group by the Board of Directors in accordance with the Corporation's Charter. All income, earnings, profits, and proceeds, including any proceeds derived from the sale, exchange or liquidation of such shares, and any assets derived from any reinvestment of such proceeds in whatever form shall be allocated among shares of a Common Stock Group, (irrespective of whether said shares have been classified as a part of a series of said Common Stock Group and, if so classified as a part of a series, irrespective of the particular series classification), in proportion to their respective net asset values or in such other manner as determined in accordance with law.

                  2. LIABILITIES BELONGING TO A CLASS. All of the liabilities (including expenses) of the Corporation in respect of a Common Stock Group and in respect of any general liabilities (including expenses) of the Corporation allocated to shares of that Common Stock Group in accordance with the Charter of the Corporation and law shall be allocated among shares in the Common Stock Group (irrespective of whether said shares have been classified as a part of a series of said Common Stock Group and, if so classified as a part of a series, irrespective of the particular series classification), in proportion to their respective net asset values, or in such other manner as determined in accordance with law, except that, subject to law:

                           (a) shares of each class and/or series (each a
                  "Series") of a Common Stock Group shall bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of the Corporation pursuant to which an organization or other person agrees to provide services with respect to such Series but not with respect to another Series of the Common Stock Group ("Other Series"), as well as any other expenses and liabilities directly attributable to such Series which the Board of Directors determines should be borne solely by such Series; and

                           (b) shares of a Series of a Common Stock Group shall
                  not bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of the Corporation pursuant to which an organization or other person agrees to provide services with respect to an Other Series, but not with respect to such Series of a Common Stock Group as well as any other expenses and liabilities directly attributable to

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                  shares of a Common Stock Group which the Board of Directors determines should be borne solely by such Other Series.

         3. PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION. Each share of a Common Stock Group shall otherwise have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other share of that Common Stock Group (irrespective of whether said share has been classified as part of a Series of said Common Stock Group and, if so classified as part of a Series, irrespective of the particular Series classification), except that:

                           (a) on any matter that pertains to the agreements,
                  arrangements, expenses or liabilities described in clause (a) of Section 2 above (or to any plan or other document adopted by the Corporation relating to said agreements, arrangements, expenses and liabilities) and is submitted to a vote of shareholders of the Corporation, only shares of the Series affected shall be entitled to vote, provided that if said matter affects shares of an Other Series, such other affected shares shall also be entitled to vote, and in such case shares shall be voted in the aggregate together with such other affected shares and not by Series except where otherwise required by law or permitted by the Board of Directors of the Corporation; and if any matter submitted to a vote of the shareholders does not affect shares of a Series, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares of capital stock of the Corporation other than shares of that Series;

                           (b) on any matter that pertains to the agreements,
                  arrangements, expenses or liabilities described in clause (b) of Section 2 above (or any plan or other document adopted by the Corporation relating to said agreements, arrangements, expenses and liabilities) (collectively, "Agreements") and is submitted to a vote of shareholders of the Corporation, a Series for which services are not provided under a particular Agreement shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Directors of the Corporation and except that if said matter affects said Series such shares shall be entitled to vote, and in such case shares of

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                  said Series shall be voted in the aggregate together with all other shares of capital stock of the Corporation voting on the matter and not by Series except where otherwise required by law or permitted by the Board of Directors of the Corporation; and

                           (c) At such times, which may vary among the holders
                  of shares within the Series, as may be determined by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of the National Association of Securities Dealers, Inc. and reflected in the registration statement relating to the Corporation's shares of a Common Stock Group, shares of a Series of a Common Stock Group may be automatically converted into shares of an Other Series of the Common Stock Group based on the relative net asset values of such series at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) and reflected in the registration statement relating to the Common Stock Group as aforesaid.

GENERAL
-------

                  THIRD: The shares of capital stock of the Corporation classified pursuant to Article FIRST of these Articles Supplementary have been classified by the Corporation's Board of Directors under the authority contained in the Charter of the Corporation.

                  FOURTH: These Articles Supplementary do not increase the authorized number of shares of the Corporation or the aggregate par value thereof. The total number of shares of capital stock which the Corporation is presently authorized to issue remains Two Hundred Billion (200,000,000,000) shares (of the par value of One Mill ($.001) each) and of the aggregate par value of Two Hundred Million Dollars ($200,000,000) of Common Stock classified as follows:

                                                         NUMBER OF SHARES
CLASSIFICATION                                              AUTHORIZED
--------------                                           ----------------

Class A                                                   10,000,000,000
Class A-Special Series 1                                  10,000,000,000
Class A-Special Series 2                                  10,000,000,000
Class A-Special Series 3                                  10,000,000,000
Class A-Special Series 4                                   4,400,000,000
Class B                                                   10,000,000,000
Class B-Special Series 1                                  10,000,000,000
Class B-Special Series 2                                  18,000,000,000
Class B-Special Series 3                                  10,000,000,000
Class B-Special Series 4                                  10,000,000,000
Class C                                                      250,000,000
Class D                                                      400,000,000
Class D-Special Series 3                                     600,000,000
Class D-Special Series 5                                      50,000,000
Class E                                                      100,000,000
Class E-Special Series 3                                     150,000,000
Class E-Special Series 5                                      50,000,000
Class F                                                      100,000,000
Class F-Special Series 3                                     150,000,000
Class F-Special Series 5                                      50,000,000
Class G                                                      100,000,000
Class G-Special Series 3                                     150,000,000
Class G-Special Series 5                                      50,000,000
Class I                                                    1,500,000,000
Class I-Special Series 1                                   3,000,000,000
Class I-Special Series 2                                   3,000,000,000
Class J                                                    1,000,000,000
Class J-Special Series 1                                     500,000,000
Class J-Special Series 2                                     500,000,000
Class J-Special Series 4                                   1,000,000,000
Class K                                                   15,000,000,000
Class K-Special Series 1                                  15,000,000,000
Class K-Special Series 2                                   7,000,000,000
Class L                                                   15,000,000,000
Class L-Special Series 1                                  15,000,000,000
Class L-Special Series 2                                   7,000,000,000
Class M                                                       40,000,000
Class M-Special Series 3                                      60,000,000
Class M-Special Series 5                                      50,000,000
Class M-Special Series 7                                      50,000,000
Class N                                                       40,000,000
Class N-Special Series 3                                      60,000,000
Class N-Special Series 5                                      50,000,000
Class N-Special Series 7                                      50,000,000
Class O                                                       40,000,000
Class O-Special Series 3                                      60,000,000
Class O-Special Series 5                                      50,000,000
Class O-Special Series 7                                      50,000,000

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
Class Q                                                       40,000,000
Class Q-Special Series 3                                      60,000,000
Class Q-Special Series 5                                      50,000,000
Class R                                                       40,000,000
Class R-Special Series 3                                      60,000,000
Class R-Special Series 5                                      50,000,000
Class S                                                       40,000,000
Class S-Special Series 3                                      60,000,000
Class S-Special Series 5                                      50,000,000
Class T                                                       40,000,000
Class T-Special Series 3                                      60,000,000
Class T-Special Series 5                                      50,000,000
Class U                                                       40,000,000
Class U-Special Series 3                                      60,000,000
Class U-Special Series 5                                      50,000,000
Class V                                                       40,000,000
Class V-Special Series 3                                      60,000,000
Class V-Special Series 5                                      50,000,000
Class W                                                       40,000,000
Class W-Special Series 3                                      60,000,000
Class W-Special Series 5                                      50,000,000
Unclassified                                               9,250,000,000


         IN WITNESS WHEREOF, PACIFIC HORIZON FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its Executive Vice President and its corporate seal to be hereunto affixed and attested by its Secretary on this ____ day of _________, 1996.

                                            PACIFIC HORIZON FUNDS, INC.


[SEAL]                                      By:
                                               --------------------------------
                                               Name:  J. David Huber
                                               Title: Executive Vice President

Attest:


-----------------------------
W. Bruce McConnel, III
Secretary

                                  CERTIFICATE
                                  -----------



                  THE UNDERSIGNED, Executive Vice President of PACIFIC HORIZON FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.



Dated:              , 1996
        ------------                         -------------------------------
                                             Name:  J. David Huber
                                             Title: Executive Vice President